UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2026
________________________________________
GoodRx Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
________________________________________

Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (855) 268-2822
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.
Chief Financial Officer & Treasurer Transition
On July 31, 2026, GoodRx Holdings, Inc. (the “Company”) determined that Christopher McGinnis will transition from his role of Chief Financial Officer & Treasurer, effective as of 11:59 p.m. Eastern Time on August 5, 2026. Mr. McGinnis’s
departure is not a result of any disagreement with the Company on any matter relating to the Company’s operating performance, financial reporting, accounting, internal controls, operations, policies, or practices. The Company thanks Mr.
McGinnis for his contribution and service to the Company.
On August 2, 2026, the Board of Directors (the “Board”) of the Company appointed Justin Fengler, the Company’s current Chief Strategy & Operations Officer, to also serve as Chief Financial Officer & Treasurer of the Company, effective as of August 6, 2026 (the “Effective Date”). The Board designated Mr. Fengler as principal financial officer, effective as of the
Effective Date. Mr. Fengler will continue to oversee the Company’s strategy and operations.
Mr. Fengler, 38, has served as the Company’s Chief Strategy & Operations Officer since September 2025. Mr. Fengler has been with the Company since 2016. Prior to his current role, Mr. Fengler most recently served as the Company’s Senior
Vice President of Corporate Strategy & Business Operations, where he oversaw the Company’s strategic initiatives, mergers and acquisitions, and executive operations, since 2018. Prior to joining the Company, Mr. Fengler was a healthcare investment banker with TripleTree from 2013 to 2016 and was a consultant with Oliver Wyman prior to that. Mr. Fengler holds degrees in business and international relations from the University of Arkansas.
In connection with his appointment as Chief Financial Officer & Treasurer, Mr. Fengler will be granted (i) a restricted stock unit award having an aggregate value of $600,000 (the “RSU Award”) and (ii) a performance stock unit award having an aggregate value of $600,000 (the “PSU Award”) under the Company’s 2020 Incentive Award Plan. Each award is expected to be granted on the first trading day of the first “open window” that occurs following the Effective Date. The number of shares of the Company’s Class A common stock subject to the RSU Award and PSU Award will be determined based on the closing share price over the last 30 calendar days preceding the applicable grant date. The RSU Award will vest ratably on a quarterly basis over 12 quarters, with the first quarterly vesting to occur on November 15, 2026, subject to
Mr. Fengler’s continued employment through the applicable vesting date. The PSU Award will vest ratably in three equal installments, with one-third eligible to vest on March 3, 2027 and the two anniversaries thereafter, subject to the Company’s achievement of certain fiscal 2026 financial performance goals certified by the Board and Mr. Fengler’s continued
employment through the applicable vesting dates. In addition, Mr. Fengler will receive a one-time cash payment of $100,000 in connection with his appointment, and was designated as a Tier 1 participant in the Company’s Executive Severance Plan.
There are no transactions in which the Company is a party and in which Mr. Fengler has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Fengler and any of the
Company’s current or former directors or executive officers.
Mr. Fengler has also entered into the Company’s standard indemnification agreement for directors and officers, the form of which was previously filed by the Company as Exhibit 10.1 to the Registration Statement on Form S-1/A (File No.
333-248465) initially filed by the Company with the Securities and Exchange Commission on September 14, 2020.
McGinnis Separation Agreement
In connection with Mr. McGinnis’s departure from the Company, the Company expects to enter into a Separation
Agreement & Release with Mr. McGinnis (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr.
McGinnis will be eligible to receive the severance payments and benefits provided to Tier I participants in the Company’s
Executive Severance Plan.
In exchange for the consideration provided in the Separation Agreement, Mr. McGinnis will agree to release and discharge the Company and related parties from any and all claims and causes of action arising out of, or in any way related to, agreements, events, acts or conduct at any time prior to and including the Effective Date, except for certain claims such as such claims that by law cannot be waived as a matter of law. The Separation Agreement also contains a non-
disparagement clause and certain other customary provisions.
Following the Effective Date, Mr. McGinnis will continue to be subject to a proprietary information and invention assignment agreement containing confidentiality, intellectual property assignment and other covenants.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	August 5, 2026	By:	/s/ Wendy Barnes
Name: Wendy Barnes Title: Chief Executive Officer & President